INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT ON INTERNAL CONTROL

To the Shareholders and Board of Directors of

The MP63 Fund, Inc.

In planning and performing our audit of the financial statements of The MP63 Fund, Inc. (the “Fund”) as of and for the

year ended February 28, 2018, in accordance with the standards of the Public Company Accounting Oversight Board

(United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR , but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The  management  of  the  Fund  is  responsible  for  establishing  and  maintaining  effective  internal  control  over  financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable  assurance  regarding  the  reliability  of  financial  reporting  and  the  preparation  of  financial  statements  for external purposes in accordance with generally accepted accounting principles (GAAP). A fund's internal control over financial  reporting  includes  those  policies  and  procedures  that  (1)  pertain  to  the  maintenance  of  records  that,  in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable  assurance  that  transactions  are  recorded  as  necessary  to  permit  preparation  of  financial  statements  in accordance  with  GAAP,  and  that  receipts  and  expenditures  of  the  Fund  are  being  made  only  in  accordance  with authorizations of management and directors of the Fund; and (3) provide reasonable assurance regarding prevention or  timely  detection  of  unauthorized  acquisition,  use  or  disposition  of  a  company's  assets  that  could  have  a  material effect on the financial statements.

Because  of  its  inherent  limitations,  internal  control  over  financial  reporting  may  not  prevent  or  detect  misstatements.

Also, projections of any evaluation of effectiveness to future  periods are subject to the risk that controls may become inadequate  because  of  changes  in  conditions,  or  that  the  degree  of  compliance  with  the  policies  or  procedures  may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management  or  employees,  in  the  normal  course  of  performing  their  assigned  functions,  to  prevent  or  detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over  financial  reporting,  such  that  there  is  a  reasonable  possibility  that  a  material  misstatement  of  the  Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration  of  the  Fund's  internal  control  over  financial  reporting  was  for  the  limited  purpose  described  in  the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted

no  deficiencies  in  the  Fund's  internal  control  over  financial  reporting  and  its  operation,  including  controls  over safeguarding securities that we consider to be a material weakness as defined above as of February 28, 2018.

This  report  is  intended  solely  for  the  information  and  use  of  management  and  the  Board  of  Directors  of  The  MP63

Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

April 24, 2018